Exhibit 99.3

AIXIN LIFE INTERNATIONAL, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF MARCH 31, 2021

	AIXIN LIFE INTERNATIONAL, INC.	AIXINTANG PHARMACIES	AIXIN SHANGYAN HOTEL	Pro forma Adjustments		Pro forma Combined

ASSETS
Current Assets
Cash and cash equivalents	$7,638,444	$79,178	$7,404	(6,837,105)	{b}	$887,921
Accounts receivable, net	-	21,768	24,521			46,289
Accounts receivable,related party	-	-	60,015			60,015
Other receivables and prepaid expense	35,090	84,100	131,743			250,933
Advance to suppliers	157,338	1,857	-			159,195
Prepaid taxes	-	-	2,156			2,156
Inventory	147,074	107,980	206,777			461,831
Total Current Assets	7,977,946	294,883	432,616	(6,837,105)		1,868,340
Non-Current Assets
Property and equipment, net	60,393	6,523	312,813			379,729
Intangible assets, net	-	-	3,807			3,807
Security deposits	-	-	91,578			91,578
Operating lease right-of-use assets	59,289	227,685	1,846,931			2,133,905
Total Non-Current Assets	119,682	234,208	2,255,129	—		2,609,019
Total Assets	$8,097,628	$529,091	$2,687,745	$(6,837,105)		$4,477,359

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	38,964	72,442	231,695	(304,137)	{a}	38,964
Unearned revenue	2,746	-	285,577	(285,577)	{a}	2,746
Taxes payable	209,829	-	-			209,829
Accrued expenses and other payables	510,811	82,917	272,161	(355,078)	{a}	510,811
Loan from third parties			455,562	(455,562)	{a}	-
Operating lease liabilities - current	35,019	84,787	631,982			751,788
Advance from related parties	101,929	1,271,115	1,356,649	(2,627,764)	{a}	101,929
Total Current Liabilities	899,298	1,511,261	3,233,626	(4,028,118)		1,616,067
Non-Current Liabilities
Operating lease liabilities - noncurrent	24,270	142,898	1,214,949			1,382,117
Total Non-Current Liabilities	24,270	142,898	1,214,949	-		1,382,117
Total Liabilities	923,568	1,654,159	4,448,575	(4,028,118)		2,998,184
Stockholders’ Equity
Common stock	500	-	-			500
Additional paid in capital	11,208,650	249,399	152,207	(2,808,987)	{a} {b}	8,801,269
Statutory reserve	151,988	-	-			151,988
Accumulated deficit	(4,743,009)	(1,336,096)	(1,849,812)			(7,928,917)
Accumulated other comprehensive income (loss)	555,931	(38,371)	(63,225)			454,335
Total Stockholders’ Equity	7,174,060	(1,125,068)	(1,760,830)	(2,808,987)		1,479,175
Total Liabilities and Stockholders’ Equity	$8,097,628	$529,091	$2,687,745	$(6,837,105)		$4,477,359

See accompanying notes to pro forma combined financial statements

F-1

AIXIN LIFE INTERNATIONAL, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME AND COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2021

	AIXIN LIFE INTERNATIONAL, INC.	AIXINTANG PHARMACIES	AIXIN SHANGYAN HOTEL	Pro forma Adjustments	Pro forma Combined

Revenue
Products	$203,294	$-	$-		$203,294
Advertising	494,864	-	-		494,864
Pharmacy revenue	-	144,703	-		144,703
Hotel revenue	-	-	352,247		352,247
Total revenues, net	698,158	144,703	352,247	-	1,195,108

Operating costs and expenses:
Cost of goods sold	135,659	103,305	-		238,964
Hotel operating costs	-	-	518,505		518,505
Selling expenses	53,194	142,417	71,585		267,196
General and administrative expenses	194,250	43,669	82,200		320,119
Stock-based compensation	92,885	-	-		92,885
Total operating costs and expenses	475,988	289,391	672,290	-	1,437,669

Income (loss) from operations	222,170	(144,688)	(320,043)	—	(242,561)

Non-operating income (expenses)
Interest income	1,218	50	8		1,276
Other income	160	1,165	21,782		23,107
Other expenses	(1,846)	-			(1,846)
Total non-operating income (expenses), net	(468)	1,215	21,790		22,537

Income (loss) before income tax	221,702	(143,473)	(298,253)		(220,024)

Income tax expense	-	-			-

Net income (loss)	$221,702	$(143,473)	$(298,253)		$(220,024)

Other comprehensive items
Foreign currency translation (loss)	(32,609)	5,575	9,212		(17,822)

Comprehensive income (loss)	$189,093	$(137,898)	$(289,041)		$(237,846)

Earnings per share	$0.00	$-	$-		$(0.00)

Weighted average shares outstanding	49,999,891	-	-	-	49,999,891

See accompanying notes to pro forma combined financial statements

F-2

AIXIN LIFE INTERNATIONAL, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME AND COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2020

	AIXIN LIFE INTERNATIONAL, INC.	AIXINTANG PHARMACIES	AIXIN SHANGYAN HOTEL	Pro forma Adjustments	Pro forma Combined

Revenue
Products	$580,712	$-	$-		$580,712
Advertising	1,870,343	-	-		1,870,343
Pharmacy revenue	-	1,264,427	-		1,264,427
Hotel revenue			1,074,151		1,074,151
Total revenues, net	2,451,055	1,264,427	1,074,151		4,789,633

Operating costs and expenses:
Cost of goods sold	224,675	933,081	-		1,157,756
Hotel operating costs	-	-	1,537,307		1,537,307
Selling expenses	244,200	435,348	116,564		796,112
General and administrative expenses	802,556	84,359	164,466		1,051,381
Provision for bad debts	13,624	-	22,227		35,851
Stock-based compensation	371,540	-			371,540
Total operating costs and expenses	1,656,595	1,452,788	1,840,564		4,949,947

Income (loss) from operations	794,460	(188,361)	(766,413)		(160,314)

Non-operating income (expenses)
Interest income	537,580	120	31		537,731
Interest expense	-	(8)	-		(8)
Other income	28,924	5,518	82,398		116,840
Other expenses	(3,326)	(2,658)	(5,121)		(11,105)
Total non-operating income, net	563,178	2,972	77,308		643,458

Income (loss) before income tax	1,357,638	(185,389)	(689,105)		483,144

Income tax expense	340,127	28	-		340,155

Net income (loss)	$1,017,511	$(185,417)	$(689,105)		$142,989

Other comprehensive items
Foreign currency translation (loss)	437,059	(62,354)	(86,642)		288,063

Comprehensive income (loss)	$1,454,570	$(247,771)	$(775,747)		$431,052

Earnings per share	$0.02	$-	$-		$0.00

Weighted average shares outstanding	65,609,450	-	-		65,609,450

See accompanying notes to pro forma combined financial statements

F-3

AIXIN LIFE INTERNATIONAL, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 - INTRODUCTION

On May 25, 2021, HK Aixin International Group Co., Limited (“HK Aixin”), a wholly owned subsidiary of Aixin Life International, Inc (“Aixin Life”) entered into an Equity Transfer Agreement (the “Transfer Agreement”) with Chengdu Aixintang Pharmacy Co., Ltd. and certain affiliated entities, each of which operates a pharmacy (“Aixintang Pharmacies”) and its three shareholders, Quanzhong Lin, major shareholder, the Chairman and President of Aixin Life, Ting Li and Xiao Ling Li (“Transferor”). Mr. Lin owns in excess of 95% of the outstanding equity the Aixintang Pharmacies. The remaining equity interest is owned by Ting Li and Xiao Ling Li.

Pursuant to the Transfer Agreement, HK Aixin agreed to purchase all of the outstanding equity of Aixintang Pharmacies for an aggregate purchase price of RMB 34,635,845, or approximately US$5,308,257 (“Transfer Price”). The Transfer Price will be reduced by an amount equal to any amounts paid or distributed by any of the Aixintang Pharmacies to the Transferor after December 31, 2020 and increased by an amount contributed to any of the Aixintang Pharmacies by the Transferor after such date. The Transfer Price, as adjusted in accordance with this Section, is referred to as the “Adjusted Transfer Price.”

On May 25, 2021, Aixin Life International, Inc (“Aixin Life” or the “Company”) entered into an Equity Transfer Agreement with Chengdu Aixin Shangyan Hotel Management Co., Ltd (“Aixin Shangyan Hotel”), and its two shareholders Quanzhong Lin and Yirong Shen (“Transferor”) (of which, Quanzhong Lin, is also the Chairman and President and major shareholder of Aixin Life). Pursuant to the Agreement (the “Hotel Purchase Agreement”), Aixin Life agreed to purchase 100% ownership of Aixin Shangyan Hotel from Mr. Lin and Ms. Shen. Eighty percent of the equity of Aixin Shangyan Hotel is owned by Mr. Lin. The balance is owned by Ms. Shen. Under the terms of the Hotel Purchase Agreement, Aixin Life agreed to purchase all of the outstanding equity of Aixin Shangyan Hotel for a purchase price of RMB 7,598,887, or approximately $1,164,598, (“Transfer Price”). The Transfer Price will be reduced by an amount equal to any amounts paid or distributed by Aixin Shangyan Hotel to the Transferor after December 31, 2020 and will be increased by an amount equal to any amounts contributed to Aixin Shangyan Hotel by the Transferor after December 31, 2020. The Transfer Price, as adjusted in accordance with this Section, is referred to as the “Adjusted Transfer Price.”

NOTE 2 - BASIS OF PRESENTATION

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical balance sheets of Aixin Life, Aixintang Pharmacies, and Aixin Shangyan Hotel as if the Transactions had occurred on March 31, 2021. The unaudited pro forma combined statements of operations and comprehensive income for the three months ended March 31, 2021 and for the year ended December 31, 2020 combine the historical consolidated statements of operations and comprehensive income (loss) of Aixin Life, Aixintang Pharmacies, and Aixin Shangyan Hotel, and have been prepared as if the Transactions had closed on January 1, 2020. The unaudited pro forma condensed combined financial statements have also been adjusted to give effect to pro forma events that are directly attributable to the Transactions, factually supportable and expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Aixin Life, Aixintang Pharmacies, and Aixin Shangyan Hotel are under common control and ownership.

The preliminary unaudited pro forma information is presented solely for informational purposes and is not necessarily indicative of the consolidated results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

NOTE 3 – PRO FORMA ADJUSTMENTS

The following adjustments were made in the preparation of the unaudited pro forma condensed consolidated combined balance sheet and unaudited pro forma condensed consolidated combined statements of income and comprehensive income:

{a} Pursuant to the Transfer Agreement and Hotel Purchase Agreement, the actual or potential creditor’s rights and debts of Aixintang Pharmacies and Aixin Shangyan Hotel prior to the date of equity transfer shall be owned and undertaken by the Transferor. After the transfer, the Transferor shall independently assume the liability for litigations or losses of Aixintang Pharmacies and Aixin Shangyan Hotel caused by the actual or potential debts prior to the date of equity transfer.

{b} Represents the proceeds made by Aixin Life based on the Adjusted Transfer Price. The Adjusted Transfer Price is based on the Transfer Price of $5,308,257, increased by $122,567 contributed to Aixintang Pharmacies by Mr. Lin during the three months ended March 31, 2021, and the Transfer Price of $1,164,598, increased by $241,683 contributed to Aixin Shangyan Hotel by Mr. Lin during the three months ended March 31, 2021.

F-4